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                                                                  EXHIBIT 10.23


                               SUBLEASE AGREEMENT


1.    PARTIES.
      This Sublease, dated May 23, 1996, is made between CTA Incorporated (CTA) ("Sublessor") and Manugistics, Inc. (Manugistics) ("Sublessee").

2.    MASTER LEASE.
      Sublessor is the lessee under a written lease dated February 6, 1989, wherein 6116 Limited Partnership ("Lessor") leased to Sublessor the real property located at 6116 Executive Boulevard, Rockville, Maryland, described as approximately 49,451 square feet located on the third (3rd) and eighth (8th) floors ("Master Premises").

3.    PREMISES.
      Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): Approximately 20,639 square feet on the third (3rd) floor. See attached copy of floor plan marked as Exhibit A.

4.    WARRANTY BY SUBLESSOR.
      Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default of breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of the provisions of the Master Lease. In the event that Sublessor is ever placed in default of the Master Lease, the Sublessor shall have the right to cure such default. In the event Sublessor does not cure such default within the time allowed by the Master Lease, the Sublessee shall have the right to immediately cancel the Sublease.

5.    TERM.
      The Term of this Sublease shall commence 120 days from the date of this agreement ("Commencement Date"), and end on June 30, 1999 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee 60 days from the date of this agreement, for the sole purpose of retrofitting the Premises.

6.    RENT.
      Sublessee shall pay to Sublessor as base rent, without deduction, setoff, notice, or demand, at 6116 Executive Boulevard, Rockville, Maryland, or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the annual sum of Three Hundred Seventy-One Thousand Five Hundred Two and 00/100 Dollars, ($371,502.00), paid in equal monthly installments of Thirty Thousand Nine Hundred Fifty-Eight and 50/100 Dollars ($30,958.50), in advance on the first

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      day of each month of the Term. If the term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. At the commencement of each lease year, the base rent shall be increased by three and one-quarter percent (3.25%).

7.    USE OF PREMISES.
      The Premises shall be used and occupied only for general office use and for no other use or purpose.

8.    ASSIGNMENT AND SUBLETTING.
      Sublessee shall not assign this Sublease or further sublet all or any part of the Premises except to a party controlling, controlled by, or under common control with Sublessee without the prior written consent of Sublessor, which shall not be unreasonably withheld, conditioned or delayed, (and the consent of Lessor, if such is required under the terms of the Master Lease).

9.    OTHER PROVISIONS OF THE SUBLEASE.
      AB applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder and the Premises the Master Premises. The following articles do not apply to the Sublease, including, but not limited to: Article 6 and Addendum No. 1, Article 3, Article 4,
      Article 7, Article 8, Article 9, Article 10, Article 11, Article 13,
      Article 14, and Article 19 (b), (c) and (d). Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises of the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. In the event that Sublessee abandons the premises while maintaining rent payments to Sublessor, Sublessee shall not be considered in default of the Sublease.





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10.   ATTORNEY'S FEES.
      If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its cost of suit and reasonable attorney's fees.

11.   LIMITATION OF LIABILITY.
      Neither party shall be liable for loss of profit, goodwill or other consequential damage arising out of this agreement even if advised of the possibility of such damages. Either party's liability for all claims (excluding physical injury or property damage resulting from negligent or willful misconduct) that arise out of this agreement shall not exceed the sum of rent paid by the Sublessee to the Sublessor for the year in which the cause of action arose.

12.   HOLDOVER.
      Sublessee shall have no rights to occupy the premises beyond the Termination Date of June 30, 1999 stated in this Sublease Agreement. In the event the Sublessee continues to occupy the premises beyond the Termination Date, this action shall constitute a Holdover by the Sublessee. Sublessee hereby understands and agrees that in the event of a Holdover by the Sublessee, the Sublessee is bound by the terms of the Master Lease and shall be responsible for all damages, penalties, and costs resulting from such action. Sublessee further agrees that any and all damages, penalties, and costs resulting from a holdover by the Sublessee shall not be limited to the sum of rent paid by the Sublessee to the Sublessor for the year in which the action occurred.

13.   NOTICES.
      All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

      To Sublessor:       CTA Incorporated
                          6116 Executive Boulevard
                          Rockville, Maryland

      To Sublessee:       Manugistics, Inc.
                          Attention: General Counsel
                          2115 East Jefferson Street
                          Rockville, Maryland 20852




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14.   CONSENT BY LESSOR.
      This Sublease shall be of no force or effect unless consented to by the Lessor after execution thereof, if such consent is required under the terms of the Master Lease.

15.   CONDITION OF THE PREMISES.
      Sublessee accepts the Demised Premises in their present "as is" condition and configuration. Sublessor shall be responsible for demising the space.

16.   PARKING.
      Sublessor shall provide sixty-four (64) parking spaces for Sublessee's use at no charge at the commencement of the Sublease and for the entire term.

17.   AFTER HOURS HVAC.
      Sublessee shall be responsible for overtime HVAC charges applied to the Sublessor as may be provided for in the Master Lease

18.   GENERAL.

      A. GOVERNING LAW. Sublease shall be construed and enforced in accordance with the laws of the state of Maryland.

      B. SEVERABILITY. Any provision of this Sublease that is held to be invalid by a court of competent jurisdiction shall be severed from this Sublease, and the remaining provisions shall remain in full force and effect.

      C. FORCE MAJEURE. Neither party shall be liable to the other party for failure or delay in fulfilling its obligations under this Sublease to the extent that such failure or delay is due to causes beyond its control, including, but not limited to: acts of God; war, civil disturbance; and riot.

      D. WAIVER. Failure or delay by either party to enforce compliance with any term or condition of this Sublease shall not constitute a waiver of such term or condition.

      E. ENTIRE AGREEMENT. This Sublease shall constitute the entire agreement between the parties with regard to the subject matter of this Sublease and supersede all previous communications, whether oral or written, between the parties with respect to such subject matter. Neither the course of conduct between the parties nor trade usage shall modify or alter this Sublease. If either party issues a purchase order or other writing addressing the subject matter of this Sublease, such purchase order or writing shall be for issuing party's internal purposes only, and the terms and conditions contained therein shall have no force or effect.

      F. MODIFICATION. No waiver or modification of any of the provisions hereof shall be binding unless in writing and signed by duly authorized representatives of both parties.



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      The parties hereto have executed this sublease agreement.



/s/ GREGORY H. WAGNER                          Date:  May 23, 1996
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SUBLESSOR: CTA Incorporated

By:

/s/ HELEN NATASIA                              Date:  May 15, 1996
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SUBLESSEE:   Manugistics, Inc.
             Helen Natasia

By:          GENERAL COUNSEL






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